                                                                    EXHIBIT 23.8


                    CONSENT OF INDEPENDENT PUBLIC AUDITORS

As independent auditors, we hereby consent to the incorporation by reference of our reports, dated March 6, 1998 and March 31, 1997 on the combined financial statements of Tele Cable de Morelos, S.A. de C.V. and related companies (all of which are subsidiaries of Megapo Communicaciones de Mexico, S.A. de C.V.) into this Registration Statement on Form S-3. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


                                    Galaz, Gomex Morfin, Chavero, Yamazaki, S.C.

Acapulco, Mexico
June 8, 1998